EXHIBIT 4.2


The securities represented hereby have not been registered under the securities act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws, which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for the company, is available.

                       WARRANT TO PURCHASE COMMON STOCK OF
                            HYDRON TECHNOLOGIES, Inc.

Warrant Certificate No. 2003-_           Date:  _____________ ("Effective Date")

         For value received, Hydron Technologies, Inc., a New York corporation (the "Company"), hereby grants to ________________________ (the "Holder") the right to purchase, _________________________ (_______________) shares of common stock of the Company, par value $.01 per share (the "Stock"), at the Warrant Exercise Price per share (as defined below), subject to adjustment and the other terms and conditions as set forth below, at any time or from time to time after the date hereof and prior to 5:00 P.M. (Eastern Time) on ___________ (the "Warrant Expiration Date").

         This warrant and all warrants hereafter issued in exchange or substitution for this warrant are hereinafter referred to as the "Warrants." this warrant, to the extent not exercised in the manner set forth herein, shall terminate and become null and void at 5:00 P.M. (EASTERN TIME) ON THE WARRANT EXPIRATION DATE.

         This Warrant is subject to the following terms and conditions:

     1.  Exercise; Issuance of Certificates; Payment for Shares.

            (a)      Exercise. This Warrant may be exercised, at the option of
                  the Holder, in whole or in part at any time prior to 5:00 P.M. (Eastern Time) on the Warrant Expiration Date, by surrender to the Company of this Warrant Certificate properly endorsed together with the Form of Subscription attached hereto duly filled in, executed and accompanied by payment of an amount equal to the Warrant Exercise Price multiplied by the number of shares of Stock for which the Warrant is being exercised. Payment shall be in cash, wire transfer to the Company's bank account, certified bank check or official bank or cashier's check payable to the order of the Company.

            (b)      Certificates. The Company agrees that the shares of Stock
                  purchased on the exercise of each Warrant shall be deemed to be issued as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares of Stock. Issuance of the shares of Stock shall be subject to compliance with all provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), and any relevant state securities law. Certificates for the largest whole number of shares of Stock so purchased shall be delivered to the Holder by the Company within ten business days after this Warrant has been exercised. No fractional shares of Stock shall be issued upon exercise of this Warrant.

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                  Each stock certificate so delivered shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the provisions of Sections 4 and 7 hereof. If prior to the Warrant Expiration Date, this Warrant is exercised in part, one or more new Warrants substantially in the form of, and on the terms contained in, this Warrant Certificate will be issued for the covering the remaining number shares of Stock the Holder hereof is entitled to purchase.

            (c)      The exercise price shall be $1.00 per share.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and will keep available solely for issuance upon exercise of this Warrant, a sufficient number of shares of Stock or other securities and property as from time to time shall be receivable upon the exercise of this Warrant. The Company shall provide that any successor corporation shall reserve a sufficient number of shares or authorized but unissued stock or other securities or set aside sufficient other property, as the case may be, as provided for in this Section 2.

     3. Adjustment of Warrant Exercise Price and Number of Shares; Events Requiring Notice; Changes in Stock.

            (a) Method of Adjustment. The Warrant Exercise Price and the number of shares of Stock purchasable hereunder shall be subject to adjustment from time to time upon the occurrence of the events described in Section 3(b). Upon each adjustment of the Warrant Exercise Price, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares of Stock obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares of Stock purchasable hereunder immediately prior to such adjustment, and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

            (b) Subdivision or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares of Stock or declare a dividend upon its Stock payable solely in shares of Stock, the Warrant Exercise Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced, and conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares of Stock, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (c) Adjustments for Dividends in Securities other than Common Stock. While this Warrant, or any portion hereof, remains outstanding and unexpired, if the Holders of the Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, shares of capital stock of a subsidiary of the Company by way of dividend or otherwise, then in such case, this Warrant shall

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                  represent the right to acquire, in addition to the number of shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of capital stock of such subsidiary that the Holder would have received if the Holder had exercised this Warrant prior to any such capital stock distribution, provided, however, no adjustment to the Warrant Exercise Price shall occur as a result of any such dividend of capital stock of a subsidiary of the Company.

            (d) Notice of Adjustment. Upon any adjustment of the Warrant Exercise Price and any increase or decrease in the number of shares of Stock purchasable upon the exercise of this Warrant, the Company promptly shall give written notice thereof to the Holder, which shall state the Warrant Exercise Price resulting from such adjustment and increase or decrease, if any, in the number of shares of Stock purchasable hereunder at such price setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (e)   Other Notices. If at any time:

                     (i) the Company shall declare a dividend upon its Stock payable in shares of capital stock of one of its subsidiaries;
                     (ii) there shall be any consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation; or
                     (iii) there shall be a voluntary or involuntary
                           dissolution, liquidation or winding-up of the Company;

                  then, in any one or more of said cases, the Company shall give the Holder (x) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record date shall have occurred for such dividend or distribution or for determining rights to vote in respect of any such consolidation, merger, sale, dissolution, liquidation or winding-up, and (y) in the case of any such consolidation, merger, sale, dissolution, liquidation or winding-up, at least twelve (12) calendar days' written notice of the date when the same shall take place. Any notice given in accordance with clause (x) above shall also specify, in the case of a dividend or distribution, the date on which the holders of Stock shall be entitled to receive the dividend or distribution. Any notice given in accordance with clause (y) above shall also specify the date on which the holders of the Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Notwithstanding anything contained herein to the contrary, if the Holder does not exercise this Warrant prior to a record date or the occurrence of an event described above, as applicable, except as provided in Section 3(b), the Holder shall not be entitled to receive the benefits accruing to existing holders of the Stock in such event.

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     4.  Company Right to Purchase.

            (a) Right to Purchase. The Holder hereby grants to the Company the right to purchase this Warrant (in whole only and not in part) for cash (the "Call Option") at a purchase price equal to $0.001 per share of Common Stock for which this Warrant is then exercisable (the "Call Price"); provided, however, that the Call Option shall only be exercisable (i) if the Fair Market Value of the Common Stock equals or exceeds $1.75 per share and (ii) if a registration statement under the Securities Act is effective on the "Call Date" (as defined below) that registers all the Common Stock issuable upon the exercise of this Warrant (the "Registrable Stock"). For the purposes of this Section 4, the term "Fair Market Value" shall mean the Sales Price for a share of Common Stock on a particular date averaged over the ten consecutive trading day immediately preceding date in question. The term "Sales Price" as of any date means the average of the high and low sales price on such date in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof, or if not so reported, the closing sales price as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or, if the Stock is listed or admitted to trading on a national securities exchange, the closing sales price, regular way, on the principal national securities exchange on which the Stock is listed or admitted to trading. The term "Call Date" means the date fixed by the Company on which the Warrant may be called for repurchase by the Company in accordance with this Section 4.

            (b) Notice to Holder. If the Company elects to exercise its Call Option pursuant to this Section 4, then at least fifteen (15) business days but not more than sixty (60) business days before the Call Date, the Company shall mail or cause to be mailed a redemption notice (the "Notice") by first-class mail to Holder at Holder's address as it appears on the books maintained by the Company. The Notice shall state: (i) the Call Date; (ii) the Call Price; (iii) the Exercise Price; (iv) that this Warrant must be presented and surrendered to the Company to collect the Call Price; (v) that this Warrant may be exercised at any time before the close of business on the fifth (5th) business day immediately preceding the Call Date (the "Exercise Termination Date"); (vi) that, unless the Company defaults in making the payment of the Call Price, the only remaining right of Holder after the Exercise Termination Date shall be to receive payment of the Call Price upon presentation and surrender of this Warrant to the Company.

            (c) Payment Upon Surrender of Warrant. If the Company elects to exercise its Call Option pursuant to this Section 4, and the Holder does not exercise this Warrant prior to the Exercise Termination Date, then the Company shall pay the Call Price to the Holder in accordance with the Notice upon presentation and surrender by the Holder of this Warrant to the Company.

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            (d)   Transfer Restrictions. For a period ending on the earlier of
                  (x) one hundred eighty (180) days from the date hereof, or (y) the effective date of a registration statement that includes the Registrable Stock, the Holder may not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to this Warrant or any shares of Common Stock issuable upon exercise of this Warrant or any shares of the Company's capital stock without the Company's prior written consent. Notwithstanding the foregoing, the restrictions set forth in the immediately preceding sentence will not apply to any transfers by the Holder to any of the Holder's affiliates. The Holder understands and acknowledges that, to enforce the limitations of this paragraph (d) of Section 4, the Company may impose stop-order instructions with respect to this Warrant or any shares of Common Stock issuable upon exercise of this Warrant or any other shares of the Company's capital stock owned by the Holder until the end of the applicable market stand-off period. The restrictions on transfer set forth in this paragraph (d) of Section 4 are in addition to the restrictions on transfer set forth in Sections 7.


     5. Tax on Issuance. The issuance of certificates for shares of Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

     6. No Voting or Dividend Rights. This Warrant does not confer upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company, in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company prior to the exercise hereof. No cash dividends shall be payable or accrue with respect to this Warrant or the shares of Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

     7.  Restrictions on Transferability; Compliance with Securities Act.

            (a) The Holder may transfer or assign this Warrant, except that the Company shall not be obligated to effect any transfer of this Warrant unless a registration statement is in effect with respect thereto under applicable state and Federal securities laws or the Company has received an opinion from counsel to the Holder, which opinion and counsel are reasonably satisfactory to the Company that such registration is not required and this Warrant is surrendered to the Company at its principal office together with the Assignment Form annexed hereto, duly completed and executed, and sufficient funds to pay any transfer tax.

            (b) The Company and any agent of the Company may treat the person in whose name this Warrant Certificate is registered on the Warrant Register maintained by the Company as the sole owner and holder hereof for all purposes. This Warrant Certificate, if properly assigned, may be exercised by a new holder without first having a new Warrant Certificate issued.

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            (c)   A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof or any certificate representing the Stock, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

     8. Modification and Waiver. This Warrant and any provision hereof may only be changed, waived, discharged or terminated by an instrument in writing signed by the Holder and the Company.

     9. Notices. Any notice, request or other document required or permitted to be given or delivered by the Holder or the Company hereunder shall be sent by registered or certified mail, overnight express or facsimile (with a confirming copy sent by one of the other methods) to the parties at the addresses provided below or at any other address hereafter designated in writing by a party hereto to the other party.

         Holder:




         The Company:

         Hydron Technologies, Inc.
         2201 W. Sample Road
         Building 9, Suite 7B
         Pompano Beach, FL 33073-3006
         Attention: Chief Financial Officer

         Any notice, request or other document shall be deemed to have been given upon receipt by the other party. Each party shall notify the other of any change in address within a reasonable time following such change.

     10. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of the State of Florida, without regard to conflicts of law principles.

     11. Lost Warrant Certificates or Stock Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate or any stock certificate deliverable upon the exercise hereof and, in the case of any such loss, theft or

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destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Warrant or such stock certificate, the Company, at its expense, shall make and deliver a new Warrant or stock certificate of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed as of the date first above written.

                                       HYDRON TECHNOLOGIES, INC.



                                       By: ________________________________


                                       Name: ______________________________


                                       Title: _____________________________



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                              FORM OF SUBSCRIPTION

                 (To be signed only upon exercise of a Warrant)

TO: HYDRON TECHNOLOGIES, INC.

         The undersigned, the holder of Warrant Certificate No. 2003 - ____ relating to purchase of _____________________ shares of Common Stock of the Company, par value $.01 per share, hereby elects to exercise the Warrant to purchase ___________ shares of Common Stock for $1.00 per share, totaling an aggregate purchase price of $________-______, and requests that certificates for these shares be issued in the name of, and delivered to, ________________________________________________ whose address is
__________________________________________________________________________.


Dated: __________________


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Name (name must conform to name of Holder as specified on the face of the Warrant)


                                       _________________________________________


                                       _________________________________________
                                       Address



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                               FORM OF ASSIGNMENT

                    (To be signed only on transfer of Warrant
                 in accordance with the provisions of Section 7
                           of the Warrant Certificate)

For value received, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the Warrant to purchase ____________ shares of Common Stock of Hydron Technologies, Inc., par value $.01 per share to which the Warrant relates and directs Hydron Technologies, Inc. to transfer such rights on its books and records.


Dated: __________________



                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Name (name must conform to name of Holder as specified on the face of the Warrant)


                                       _________________________________________


                                       _________________________________________
                                       Address



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